Exhibit 99.1

Bloomin’ Brands Completes Repricing of Senior Secured Term Loan B

TAMPA, Fla., April 10, 2013 -- Bloomin’ Brands, Inc. (the “Company”) (Nasdaq: BLMN) today announced that its wholly-owned subsidiary, OSI Restaurant Partners, LLC (“OSI”), completed the repricing of its existing $1.0 billion senior secured term loan B credit facility. The repricing replaces OSI’s existing senior secured term loan B credit facility with a new senior secured term loan B credit facility (“Term Loan B”) at the current outstanding principal balance of $975.0 million. In addition, the repricing reduces the applicable interest rate margin on the Term Loan B from 2.50% to 1.50% for base rate loans and from 3.50% to 2.50% for Eurocurrency rate loans and reduces the interest rate floor on the Term Loan B from 2.25% to 2.00% for base rate loans and from 1.25% to 1.00% for Eurocurrency rate loans.

“The strong credit market and Bloomin’ Brands improved credit profile have enabled us to reduce our cost of debt. This serves to further bolster our capital structure and provides us with additional flexibility with respect to future growth opportunities,” said the Company’s Chief Financial Officer, David Deno.

Based on current market conditions, the repricing represents a reduction in interest expense of 125 basis points and is expected to reduce annual cash interest payments by approximately $12.0 million, before considering future principal payments. Pursuant to the terms of the existing credit agreement, the Company is required to pay a 1.0% prepayment penalty of approximately $10.0 million.

The maturity date for the Term Loan B remains October 26, 2019 and no changes were made to the financial covenants or scheduled amortization.

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as Joint Lead Arrangers, and each of Deutsche Bank Securities Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs USA, J.P. Morgan Securities LLC, and Morgan Stanley Senior Funding, Inc, acted as Joint Lead Bookrunners, in connection with the repricing.

About Bloomin’ Brands, Inc.

Bloomin’ Brands, Inc. is a portfolio of restaurant brands comprised of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar and Roy’s with more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 19 countries. For more information on Bloomin’ Brands, visit the Company’s website located at www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained in this news release are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the conditions of the debt market; interest rate changes; the Company’s compliance with its debt covenants; local, regional, national and international economic conditions; consumer confidence and spending patterns; inflation or deflation; and government actions and policies. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2013. The Company assumes no obligation to update any forward-looking statement, except as may be required by law.

CONTACT:     Bloomin’ Brands, Inc.
Investor Relations
Mark W. Seymour, Jr.
(813) 830-5311
Investor@bloominbrands.com

SOURCE:	Bloomin’ Brands, Inc.